Exhibit 99.1

                                          FOR IMMEDIATE RELEASE
                                          Friday, April 29, 2005

                                          For further information contact:
                                          Anthony J.  Fabiano
                                          Senior Vice President, Chief Financial
                                          Officer and Corporate Secretary
                                          (914) 761-3636

                  SOUND FEDERAL BANCORP, INC. ANNOUNCES FOURTH
                      FISCAL QUARTER AND YEAR END EARNINGS

White Plains, New York (PR Newswire), Friday, April 29, 2005 -- Sound Federal Bancorp, Inc. (Nasdaq National Market: "SFFS") (the "Company"), the holding company for Sound Federal Savings (the "Bank"), announced net income of $1.1 million or diluted earnings per share of $0.10 for the quarter ended March 31, 2005, as compared to $1.5 million or diluted earnings per share of $0.12 for the quarter ended March 31, 2004, a decrease of 23.4% in net income. The decrease in net income for the quarter ended March 31, 2005 is primarily attributable to a $537,000 increase in non-interest expense and a $186,000 decrease in net interest income, partially offset by a $255,000 decrease in income tax expense. For the fiscal year ended March 31, 2005, net income amounted to $5.5 million or diluted earnings per share of $0.46, as compared to $6.6 million or diluted earnings per share of $0.52 for fiscal 2004, a decrease of 17.4% in net income. The decrease in net income for the fiscal year ended March 31, 2005 reflects an increase of $2.5 million in non-interest expense, partially offset by an increase of $231,000 in net interest income and a decrease of $701,000 in income tax expense.

Bruno J. Gioffre, Chairman of the Board, commented, "We are very pleased to announce that the Company's assets have passed the $1.0 billion mark. This is a milestone that we are proud of and reflects the 114 years of diligence and commitment that many people have devoted to Sound Federal. This quarter we continued to grow the franchise by opening the Carmel, New York branch and the Bethel, Connecticut branch. In total we have opened three branches this fiscal year bringing the total number of branches to 14 in Westchester, Putnam and Rockland Counties in New York and Fairfield County in Connecticut. We believe that growing our franchise in these vibrant and growing communities will add value to the franchise. While we are pleased with the growth of Sound Federal, we are cognizant of the start-up costs associated with a de-novo strategy. We strive to balance the Company's growth with these start-up costs and the longer-term opportunities of a banking franchise in our market area."

Mr. Gioffre continued, "The yield curve has certainly proved challenging to us this quarter. Net income decreased to $1.1 million from $1.4 million in the linked quarter. Net income has been impacted by the new branches opened this quarter, as well as rising short-term interest rates and the continued flattening of the yield curve. Loan origination volume of $45.1 million this quarter has met our expectations, however the interest rates on new loans have changed very little over the past nine months. In that same time period, the Federal Reserve has raised the Federal funds rate by 175 basis points which has impacted the cost of our deposits. The average cost of our interest-bearing liabilities increased 12 basis points to 1.93% during fiscal 2005 while the average yield earned on interest-earning assets for fiscal 2005 decreased 17 basis points to 4.62%. Our deposit growth continues to be strong, with increases of $28.8 million this quarter and $123.4 million during fiscal 2005. As we look forward to fiscal 2006, we know that the yield curve and competitive pressures will continue to challenge us. As we have for the past 114 years, our goal is to position the Company for these challenges."

The Company's total assets amounted to $1.0 billion at March 31, 2005, as compared to $890.5 million at March 31, 2004. The $116.4 million increase in assets primarily consisted of an $82.3 million increase in net loans to $560.8 million and a $17.9 million increase in securities to $355.6 million. Our asset growth was funded principally by a $123.4 million increase in deposits to $831.8 million.

The increase in securities consisted of a $79.5 million increase in securities classified as held to maturity and a $61.6 million decrease in securities available for sale. In June 2004, the Company began to classify substantially all securities purchases as held to maturity. This decision was based on the size of the portfolio classified as available for sale relative to interest-earning assets and stockholders' equity, the Company's liquidity position (which allows the Company to hold securities until maturity) and an increase in market interest rates. As these factors change in the future, the Company will evaluate the classification of future securities purchases.

Total stockholders' equity decreased $9.9 million to $127.2 million at March 31, 2005 as compared to $137.1 million at March 31, 2004. The decrease reflects treasury stock purchases at a cost of $12.1 million, dividends paid of $2.9 million and a decrease of $3.4 million attributable to the change in accumulated other comprehensive income or loss, partially offset by net income of $5.5 million and proceeds of $1.1 million from the issuance of treasury shares for stock options exercised.

The accumulated other comprehensive loss of $2.7 million at March 31, 2005 represents the after-tax net unrealized loss on securities available for sale ($4.5 million pre-tax). The Company invests primarily in mortgage-backed securities guaranteed by Ginnie Mae, Fannie Mae and Freddie Mac, as well as U.S. Government and Agency securities. The unrealized losses at March 31, 2005 were caused by increases in market yields subsequent to purchase. There were no debt securities past due or securities for which the Company currently believes it is not probable that it will collect all amounts due according to the contractual terms of the security. Because the Company has the ability to hold securities with unrealized losses until a market price recovery (which, for debt securities may be until maturity), the Company did not consider these securities to be other-than-temporarily impaired at March 31, 2005.

Net interest income for the quarter ended March 31, 2005 decreased $186,000 to $6.6 million as compared to $6.8 million for the same quarter in the prior year. Our net interest rate spread was 2.62% and 2.98% for the quarters ended March 31, 2005 and 2004, respectively. Our net interest margin for those respective periods was 2.85% and 3.20%. For fiscal 2005, net interest income amounted to $26.4 million as compared to $26.2 million for fiscal 2004. Our net interest rate spread was 2.69% and 2.98% and our net interest margin was 2.91% and 3.24% for the respective fiscal years. The decreases in net interest rate spread and net interest margin are primarily the result of the effect of mortgage refinancings, lower rates on new loans originated and lower returns on our investment portfolio, as interest rates remained near 40-year lows. Since July 2004, the Federal Reserve has raised the Federal funds rate by 175 basis points to 2.75%. However, long-term rates have remained substantially unchanged, resulting in a flattening yield curve. As short-term interest rates rise, the cost of our interest-bearing liabilities will increase faster than the yield on our interest-earning assets which are affected by longer-term interest rates. As a result, our net interest rate spread and net interest margin may continue to decrease.

Non-interest income totaled $403,000 and $276,000 for the quarters ended March 31, 2005 and 2004, respectively. For the year ended March 31, 2005, non-interest income amounted to $1.4 million as compared to $1.0 million for the year ended March 31, 2004. The increases in non-interest income were primarily due to an increase of $293,000 in income on bank-owned life insurance which was purchased in December 2003 and a $93,000 gain on the sale of land. The land sold was contiguous to an existing branch site. Management determined that this parcel was not going to be used in connection with the operation of the branch.

Non-interest expense totaled $5.1 million for the quarter ended March 31, 2005 as compared to $4.5 million for the quarter ended March 31, 2004. This increase is due to increases of $158,000 in occupancy and equipment expense, $66,000 in data processing service fees, $202,000 in advertising and promotion expense and $206,000 in other non-interest expense. The increases include costs attributable to the three new branches opened during fiscal 2005.

Other non-interest expense for the quarter ended March 31, 2005 included $97,000 of costs related to the Company's implementation of the internal controls and procedures provisions of the Sarbanes-Oxley Act of 2002. There were no comparable costs in the same period a year ago.

For the year ended March 31, 2005, non-interest expense increased $2.5 million to $18.6 million as compared to $16.1 million for the year ended March 31, 2004. This increase is due primarily to increases of $1.2 million in compensation and benefits, $426,000 in occupancy and equipment expense, $193,000 in data processing service fees, $99,000 in advertising and promotion expense and $532,000 in other non-interest expense.

The increase in compensation and benefits expense is due primarily to a $787,000 increase in expense related to stock awards made pursuant to the Company's 2004 Stock Incentive Plan and a $586,000 increase in compensation costs due primarily to additional staff to support the growth in the Company's lending operations and the new branches. At March 31, 2005, we had 138 full-time equivalent employees as compared to 119 at March 31, 2004.

Other non-interest expense for the year ended March 31, 2005 included $367,000 of costs related to the Company's implementation of the internal controls and procedures provisions of the Sarbanes-Oxley Act of 2002. There were no comparable costs in fiscal 2004.

The Bank is a federally-chartered savings bank offering traditional financial services and products through its New York branches in Mamaroneck, Harrison, Rye Brook, New Rochelle, Peekskill, Yorktown, Somers and Cortlandt in Westchester County and New City in Rockland County, and in Connecticut in Greenwich, Stamford and Brookfield.

                                   * * * * * *

This press release contains certain forward-looking statements consisting of estimates with respect to the financial condition, results of operations and business of the Company and the Bank. These estimates are subject to various factors that could cause actual results to differ materially from these estimates. Such factors include (i) the effect that an adverse movement in interest rates could have on net interest income, (ii) customer preferences,
(iii) national and local economic and market conditions, (iv) higher than anticipated operating expenses and (v) a lower level of or higher cost for deposits than anticipated. The Company disclaims any obligation to publicly announce future events or developments that may affect the forward-looking statements herein.

Balance sheets, statements of income and other financial data are attached.

Sound Federal Bancorp, Inc. and Subsidiary
CONSOLIDATED BALANCE SHEETS

(Unaudited)
(Dollars in thousands, except per share data)                                                         March 31,          March 31,
                                                                                                        2005               2004
                                                                                                     -----------        -----------
Assets
Cash and due from banks                                                                              $    11,512        $    10,455
Federal funds sold and other overnight deposits                                                           31,095             20,756
Securities:
   Available for sale, at fair value                                                                     276,154            337,730
   Held to maturity, at amortized cost                                                                    79,489               --
                                                                                                     -----------        -----------
            Total securities                                                                             355,643            337,730
                                                                                                     -----------        -----------
Loans, net:
  Mortgage loans                                                                                         558,662            477,771
  Other loans                                                                                              5,100              3,396
  Allowance for loan losses                                                                               (3,011)            (2,712)
                                                                                                     -----------        -----------
            Total loans, net                                                                             560,751            478,455
                                                                                                     -----------        -----------
 Accrued interest receivable                                                                               4,277              3,623
 Federal Home Loan Bank stock                                                                              5,738              5,303
 Premises and equipment, net                                                                               6,214              5,630
 Goodwill                                                                                                 13,970             13,970
 Bank-owned life insurance                                                                                10,464             10,085
 Prepaid pension costs                                                                                     3,057              2,547
 Deferred income taxes                                                                                     2,236               --
 Other assets                                                                                              1,993              1,987
                                                                                                     -----------        -----------
            Total assets                                                                             $ 1,006,950        $   890,541
                                                                                                     ===========        ===========

Liabilities and Stockholders' Equity
Liabilities:

  Deposits                                                                                           $   831,768        $   708,330
  Borrowings                                                                                              38,000             35,000
  Mortgagors' escrow funds                                                                                 5,264              4,522
  Due to brokers for securities purchased                                                                  2,513              4,000
  Accrued expenses and other liabilities                                                                   2,245              1,630
                                                                                                     -----------        -----------
            Total liabilities                                                                            879,790            753,482
                                                                                                     -----------        -----------
Stockholders' equity:
   Preferred stock ($0.01 par value; 1,000,000 shares authorized; none issued and
     outstanding)                                                                                           --                 --
   Common stock ($0.01 par value; 24,000,000 shares authorized; 13,636,170 shares
      issued)                                                                                                136                136
   Additional paid-in capital                                                                            103,728            102,637
   Treasury stock, at cost (1,258,964 and 459,297 shares at March 31, 2005
      and March 31, 2004, respectively)                                                                  (18,131)            (7,150)
   Common stock held by Employee Stock Ownership Plan                                                     (6,053)            (6,556)
   Unearned stock awards                                                                                  (4,435)            (5,618)
   Retained earnings                                                                                      54,638             52,908
   Accumulated other comprehensive (loss) income, net of taxes                                            (2,723)               702
                                                                                                     -----------        -----------
            Total stockholders' equity                                                                   127,160            137,059
                                                                                                     -----------        -----------
            Total liabilities and stockholders' equity                                               $ 1,006,950        $   890,541
                                                                                                     ===========        ===========

Sound Federal Bancorp, Inc. and Subsidiary

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share data)

                                                            For the Three Months Ended           For the Year Ended
                                                                    March 31,                         March 31,
                                                            --------------------------         -----------------------
                                                               2005              2004          2005            2004
                                                               ----              ----          ----            ----
Interest and Dividend Income
 Loans                                                       $ 7,697           $ 6,919       $29,430         $26,819
 Mortgage-backed and other securities                          3,081             2,845        11,998          11,538
 Federal funds sold and other overnight deposits                  95                20           340             240
 Other earning assets                                             45                19           132             142
                                                             -------           -------       -------         -------
 Total interest and dividend income                           10,918             9,803        41,900          38,739
                                                             -------           -------       -------         -------

Interest Expense
 Deposits                                                      3,966             2,662        13,968          11,004
 Borrowings                                                      363               365         1,489           1,495
 Other interest-bearing liabilities                                5                 6            20              48
                                                             -------           -------       -------         -------
 Total interest expense                                        4,334             3,033        15,477          12,547
                                                             -------           -------       -------         -------

 Net interest income                                           6,584             6,770        26,423          26,192
 Provision for loan losses                                        75                75           300             275
                                                             -------           -------       -------         -------
 Net interest income after provision for loan losses           6,509             6,695        26,123          25,917
                                                             -------           -------       -------         -------

Non-Interest Income
 Service charges and fees                                        213               190           953             955
 Income on bank-owned life insurance                              92                86           379              86
 Gain on sale of land                                             93              --              93            --
 Gain on sales of mortgage loans                                   5              --              22            --
                                                             -------           -------       -------         -------
 Total non-interest income                                       403               276         1,447           1,041
                                                             -------           -------       -------         -------

Non-Interest Expense
 Compensation and benefits                                     2,533             2,628         9,945           8,733
 Occupancy and equipment                                         750               592         2,717           2,291
 Data processing service fees                                    340               274         1,218           1,025
 Advertising and promotion                                       440               238         1,119           1,020
 Other                                                         1,012               806         3,569           3,037
                                                             -------           -------       -------         -------
 Total non-interest expense                                    5,075             4,538        18,568          16,106
                                                             -------           -------       -------         -------

 Income before income tax expense                              1,837             2,433         9,002          10,852
 Income tax expense                                              722               977         3,533           4,234
                                                             -------           -------       -------         -------
 Net income                                                  $ 1,115           $ 1,456       $ 5,469         $ 6,618
                                                             =======           =======       =======         =======

Earnings per share:
   Basic earnings per share                                  $  0.10           $  0.12       $  0.47         $  0.54
                                                             =======           =======       =======         =======
   Diluted earnings per share                                $  0.10           $  0.12       $  0.46         $  0.52
                                                             =======           =======       =======         =======

Sound Federal Bancorp, Inc. and Subsidiary

Other Financial Data
(Unaudited)

(Dollars in thousands, except per share data)

                                                                        At or for the Quarter Ended
                                             ------------------------------------------------------------------------------------
                                             March 31, 2005    Dec. 31, 2004    Sept. 30, 2004     June 30, 2004   March 31, 2004
---------------------------------------------------------------------------------------------------------------------------------
Net interest income                           $    6,584        $    6,675        $    6,706        $    6,458       $    6,770
Provision for loan losses                             75                75                75                75               75
Non-interest income                                  403               382               310               352              276
Non-interest expense:
   Compensation and benefits                       2,533             2,538             2,462             2,412            2,628
   Occupancy and equipment                           750               673               661               633              592
   Other non-interest expense                      1,792             1,389             1,478             1,247            1,318
                                              ----------        ----------        ----------        ----------       ----------
 Total non-interest expense                        5,075             4,600             4,601             4,292            4,538
                                              ----------        ----------        ----------        ----------       ----------
Income before income tax expense                   1,837             2,382             2,340             2,443            2,433
Income tax expense                                   722               956               909               946              977
                                              ----------        ----------        ----------        ----------       ----------
Net income                                    $    1,115        $    1,426        $    1,431        $    1,497       $    1,456
                                              ==========        ==========        ==========        ==========       ==========
Total assets                                  $1,006,950        $  984,372        $  965,388        $  914,610       $  890,541
Loans, net                                       560,751           541,955           529,638           501,239          478,455
Mortgage-backed securities
   Available for sale                            199,746           216,133           231,986           246,850          255,853
   Held to maturity                               59,777            54,717            30,691             7,157             --
Other securities
   Available for sale                             76,408            79,364            84,986            85,427           81,877
   Held to maturity                               19,712            14,713            10,640             2,796             --
Deposits                                         831,768           802,990           789,794           746,160          708,330
Borrowings                                        38,000            38,000            38,000            38,000           35,000
Stockholders' equity                             127,160           131,134           129,439           125,016          137,059
---------------------------------------------------------------------------------------------------------------------------------
Performance Data:
Return on average assets (1)                        0.46%             0.58%             0.60%             0.66%            0.67%
Return on average equity (1)                        3.51%             4.38%             4.56%             4.49%            4.49%
Net interest rate spread (1)                        2.62%             2.63%             2.71%             2.80%            2.98%
Net interest margin (1)                             2.85%             2.85%             2.94%             3.02%            3.20%
Efficiency ratio (2)                               73.61%            65.18%            65.58%            63.02%           64.41%
Per Common Share Data:
Basic earnings per common share               $     0.10        $     0.12        $     0.12        $     0.13       $     0.12
Diluted earnings per common share             $     0.10        $     0.12        $     0.12        $     0.12       $     0.12
Book value per share (3)                      $    10.27        $    10.40        $    10.29        $     9.96       $    10.40
Tangible book value per share (3)             $     9.15        $     9.29        $     9.18        $     8.85       $     9.34
Dividends per share                           $     0.06        $     0.06        $     0.06        $     0.06       $     0.06
---------------------------------------------------------------------------------------------------------------------------------
Capital Ratios:
Equity to total assets (consolidated)              12.63%            13.32%            13.41%            13.67%           15.39%
Tier 1 leverage capital (Bank)                     10.24%            10.37%            10.40%            10.71%           10.92%
---------------------------------------------------------------------------------------------------------------------------------
Asset Quality Data:
Total non-performing loans                    $      580        $      734        $      963        $    1,728       $    1,981
Total non-performing assets                   $      580        $      734        $      963        $    1,728       $    1,981
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

      (1)   Ratios are annualized.
      (2) Computed by dividing non-interest expense by the sum of net interest income and non-interest income.
      (3)   Computed based on total common shares issued, less treasury shares.